Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: January 23, 2008

Contacts:

Steven C. Ackmann

Salvatore R. DeFrancesco, Jr.

President and

Treasurer and

Chief Executive Officer

Chief Financial Officer

570-346-4156

570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2007 FINANCIAL RESULTS

Dunmore, PA, Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, reported net income of $4,612,000, or $2.23 per diluted share, for the year ended December 31, 2007, an 11% increase as compared to net income of $4,125,000 or $2.01 per diluted share for the year ended December 31, 2006.  Return on average assets and return on average equity for 2007 were 0.80% and 8.65%, respectively.  Earnings for the fourth quarter of 2007 totaled $1,231,000, a 9% increase compared to $1,125,000 earned in the same period of 2006.  Earnings per share on a fully diluted basis for the current quarter totaled $0.59 compared to $0.54 reported for the prior year period.

The rise in annual earnings resulted primarily from growth in net interest income and deposit fee income, plus realized gains and a credit to loan losses, all partially offset by costs related to the Greenridge branch re-location and increased salaries.

“We are pleased with our performance in 2007. We were able to improve both our margins as well as our credit quality in what is becoming an increasingly challenging environment for banks,” stated Steven C. Ackmann, President and CEO.

Total assets as of December 31, 2007 were $587,413,000, a $25,095,000, or 4%, increase in assets from $562,318,000 at December 31, 2006.

Net loans increased by $4,225,000, or 1%, to $421,424,000.  The investment portfolio increased $22,573,000 to $122,984,000 at December 31, 2007.  Total deposits increased 4%, or $15,374,000, to $425,708,000 at December 31, 2007, from the $410,335,000 balance at December 31, 2006.  Short-term borrowings increased $6,000,000 to $39,656,000 and long-term debt stabilized at $62,709,000 as of December 31, 2007.  Total shareholders’ equity strengthened $3,579,000 to $55,191,000 at December 31, 2007.

Net interest income was $17,619,000 for the year ended December 31, 2007, 3% higher than $17,169,000 for 2006.  Net interest margin was 3.34% and 3.31% for 2007 and 2006, respectively.  For the quarter ended December 31, 2007, net interest income totaled $4,570,000, improving from $4,359,000 for the same period in 2006.  The increase for the quarter was primarily due from additions to the investment portfolio.

During 2007, the Company recorded a credit for loan losses of $60,000 compared to a $325,000 provision in 2006.  The continuing efforts to improve the credit profile of the loan portfolio required the $60,000 reduction in allowance for loan losses during the third quarter of 2007.  The ratio of non-accrual loans to net loans at December 31, 2007 was held to 0.90%.  Net charge-offs were $560,000 in 2007, down from $865,000 in 2006.  The ratio of allowance for loan losses to total loans was 1.13% at December 31, 2007, compared to 1.29% at December 31, 2006.

Total other income improved $683,000, or 15%, in 2007 totaling $5,205,000 as compared to $4,522,000 for 2006. Growth in deposit service charges lead the increase, followed by realized gains on the sale of assets, increased gains on loans sold and added asset management fees.  These increases were partially offset by lower levels of fees collected from loans during 2007.

Total other operating expenses increased 5%, from $15,878,000 in 2006 to $16,637,000 for the year ending December 31, 2007.  The increased operating expense resulted principally from added salary and incentive  expenses, increased professional services and higher occupancy and advertising costs from the branch re-location project.

Cash dividends paid by the Company during 2007 were $1,922,000, or $0.93 per share, up 6%, or five cents per share over the 2006 dividend payments.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 18 automated teller machine locations.

For more information visit our web site at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Dec.31, 2007	Sep.30, 2007	Jun.30, 2007	Mar.31, 2007	Dec.31, 2006
Assets
Total cash and cash equivalents	$10,408,816	$13,371,112	$12,220,533	$14,435,738	$13,800,848
Investment securities	122,984,160	121,896,653	107,964,486	101,291,577	100,410,736
Federal Home Loan Bank Stock	3,302,900	3,558,300	4,151,900	3,598,600	3,795,100
Loans and leases	427,076,030	426,163,776	425,652,831	422,955,523	422,765,351
Allowance for loan losses	(4,824,401)	(4,990,855)	(5,294,537)	(5,359,758)	(5,444,303)
Premises and equipment, net	12,964,932	13,306,479	13,331,402	10,941,355	11,324,465
Life insurance cash surrender value	8,488,663	8,408,987	8,331,225	8,254,777	8,177,961
Other assets	7,011,455	7,386,687	7,134,628	8,508,130	7,487,830

Total assets	$587,412,555	$589,101,139	$573,492,468	$564,625,942	$562,317,988

Liabilities
Non-interest-bearing deposits	$64,795,621	$70,544,329	$72,067,616	$71,623,735	$73,741,975
Interest-bearing deposits	360,912,740	368,512,228	349,263,741	342,443,261	336,592,620
Total deposits	425,708,361	439,056,557	421,331,357	414,066,996	410,334,595
Short-term borrowings	39,656,354	28,579,498	29,601,083	31,607,966	33,656,150
Long-term debt	62,708,677	62,917,875	66,125,522	62,331,630	62,536,210
Other liabilities	4,147,869	4,658,726	4,235,491	3,985,911	4,179,170
Total liabilities	532,221,261	535,212,656	521,293,453	511,992,503	510,706,125

Shareholders’ equity	55,191,294	53,888,483	52,199,015	52,633,439	51,611,863

Total liabilities and shareholders’ equity	$587,412,555	$589,101,139	$573,492,468	$564,625,942	$562,317,988

Average Quarterly Balances:	Dec.31, 2007	Sep.30, 2007	Jun.30, 2007	Mar.31, 2007	Dec.31, 2006
Assets
Total cash and cash equivalents	$10,518,246	$10,793,137	$11,362,306	$12,185,856	$10,970,802
Investment securities	127,523,724	118,204,518	112,993,078	108,698,773	114,670,680
Loans and leases, net	422,759,661	420,402,304	415,200,287	419,942,066	412,624,062
Premises and equipment, net	13,138,740	13,311,760	10,994,719	11,194,541	11,260,563
Other assets	15,601,033	15,406,872	16,905,957	14,415,628	13,908,846

Total assets	$589,541,404	$578,118,591	$567,456,347	$566,436,864	$563,434,953

Liabilities
Non-interest-bearing deposits	$69,565,292	$72,383,671	$70,718,373	$69,737,257	$70,975,409
Interest-bearing deposits	364,668,618	359,341,338	344,421,824	354,901,749	344,024,072
Total deposits	434,233,910	431,725,009	415,140,197	424,639,006	414,999,481
Short-term borrowings and long-term debt	95,511,724	88,544,109	95,203,717	85,273,730	92,572,901
Other liabilities	4,710,308	4,723,440	4,208,926	4,341,031	4,501,801
Total liabilities	534,455,942	524,992,558	514,552,840	514,253,767	512,074,183

Shareholders’ equity	55,085,462	53,126,033	52,903,507	52,183,097	51,360,770

Total liabilities and shareholders’ equity	$589,541,404	$578,118,591	$567,456,347	$566,436,864	$563,434,953

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	Dec.31, 2007	Dec.31, 2006	Dec.31, 2007	Dec.31, 2006
Interest income
Loans and leases	$7,344,466	$7,268,584	$29,235,029	$28,127,306
Securities and other	1,726,351	1,401,955	6,044,328	5,402,404

Total interest income	9,070,817	8,670,539	35,279,357	33,529,710

Interest expense
Deposits	3,392,598	3,213,402	13,369,992	11,492,827
Borrowings and debt	1,108,038	1,097,766	4,290,083	4,868,282

Total interest expense	4,500,636	4,311,168	17,660,075	16,361,109

Net interest income	4,570,181	4,359,371	17,619,282	17,168,601

(Credit) provision for loan losses	—	—	(60,000)	325,000
Other income	1,353,677	1,173,086	5,205,215	4,522,138
Other expenses	4,246,993	4,011,713	16,636,760	15,878,376
Provision for income taxes	446,299	395,688	1,636,165	1,362,080
Net income	$1,230,566	$1,125,056	$4,611,572	$4,125,283

	Three Months Ended
	Dec.31, 2007	Sep.30, 2007	Jun.30, 2007	Mar.31, 2007	Dec.31, 2006
Interest income
Loans and leases	$7,344,466	$7,345,777	$7,260,240	$7,284,546	$7,268,584
Securities and other	1,726,351	1,546,569	1,424,138	1,347,270	1,401,955

Total interest income	9,070,817	8,892,346	8,684,378	8,631,816	8,670,539

Interest expense
Deposits	3,392,598	3,420,693	3,222,678	3,334,023	3,213,402
Borrowings and debt	1,108,038	1,049,298	1,139,144	993,603	1,097,766

Total interest expense	4,500,636	4,469,991	4,361,822	4,327,626	4,311,168

Net interest income	4,570,181	4,422,355	4,322,556	4,304,190	4,359,371

Credit for loan losses	—	(60,000)	—	—	—
Other income	1,353,677	1,308,761	1,329,114	1,213,663	1,173,086
Other expenses	4,246,993	4,189,171	4,087,553	4,113,043	4,011,713
Provision for income taxes	446,299	424,023	405,384	360,459	395,688
Net income	$1,230,566	$1,177,922	$1,158,733	$1,044,351	$1,125,056

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec.31, 2007	Sep.30, 2007	Jun.30, 2007	Mar.31, 2007	Dec.31, 2006
Selected returns and financial ratios
Diluted earnings per share	$0.59	$0.57	$0.56	$0.51	$0.54
Dividends per share	$0.25	$0.24	$0.22	$0.22	$0.22
Yield on interest-earning assets (FTE)	6.56%	6.56%	6.61%	6.65%	6.55%
Cost of interest-bearing liabilities	3.88%	3.96%	3.98%	3.99%	3.92%
Net interest spread	2.68%	2.60%	2.63%	2.66%	2.63%
Net interest margin	3.35%	3.31%	3.34%	3.36%	3.34%
Return on average assets	0.83%	0.81%	0.82%	0.75%	0.79%
Return on average equity	8.86%	8.80%	8.79%	8.12%	8.69%
Efficiency ratio	70.47%	72.05%	71.16%	72.86%	71.31%
Expense ratio	1.97%	2.01%	1.98%	2.11%	2.03%

	Twleve Months Ended
	Dec.31, 2007	Dec.31, 2006
Diluted earnings per share	$2.23	$2.01
Dividends per share	$0.93	$0.88
Yield on interest-earning assets (FTE)	6.59%	6.36%
Cost of interest-bearing liabilities	3.95%	3.69%
Net interest spread	2.64%	2.67%
Net interest margin	3.34%	3.31%
Return on average assets	0.80%	0.73%
Return on average equity	8.65%	8.31%
Efficiency ratio	71.61%	71.67%
Expense ratio	2.01%	2.02%

Other data

	Dec. 31, 2007		Sep. 30, 2007		Jun. 30, 2007		Mar. 31, 2007		Dec. 31, 2006
Book value per share	$26.62		$26.00		$25.25		$25.51		$25.09
Equity to assets	9.40%		9.15%		9.10%		9.32%		9.18%
Allowance for loan losses to:
Total loans	1.13%		1.17%		1.24%		1.27%		1.29%
Non-accrual loans	1.27	x	1.07	x	1.21	x	1.69	x	1.62	x
Non-accrual loans to net loans	0.90%		1.10%		1.04%		0.76%		0.80%
Non-performing assets to total assets	0.67%		0.81%		0.78%		0.67%		0.65%